Exhibit 99.1
hhgregg Announces First Fiscal Quarter Operating Results
INDIANAPOLIS, August 4, 2016 - hhgregg, Inc. (NYSE: HGG) ("hhgregg" or the "Company") today announced operating results for the first fiscal quarter ended June 30, 2016 as compared to the first fiscal quarter ended June 30, 2015.
First Fiscal Quarter Summary

•	Net sales decreased 4.0% to $424 million compared to prior year first fiscal quarter.

•
Comparable store sales decreased 3.9% compared to the prior year first fiscal quarter, a sequential improvement compared to the prior year fiscal quarter. Appliance comparable store sales increased 3.7%.

•	Continued to successfully shift more sales mix to appliances, which accounted for 64% of sales for the first fiscal quarter.

•	Gross margin increased to 31.0% compared to 30.5% in the prior year first fiscal quarter.

•
Net loss per diluted share was $0.26. Net loss per diluted share, as adjusted, was $0.21. In the prior year first fiscal quarter, net loss per diluted share was $0.32 and net loss per diluted share, as adjusted, was $0.17.

•	As of June 30, 2016, there were no borrowings outstanding on the recently amended $300 million credit facility.

Robert Riesbeck, President and Chief Executive Officer and Chief Financial Officer, commented, “We delivered a solid first fiscal quarter and are off to a positive start to our fiscal year. We made progress toward our top company goal of driving revenue.  We improved comps sequentially from last quarter and year-over-year, driven by appliances, which generated a 3.7% comparable store sales increase in the quarter, along with our continued growth in furniture.  We improved our top-line in appliances while protecting our margins.  Our total company gross margin increased and we were able to generate positive EBITDA.  As the fiscal year progresses we will continue to invest in Fine Lines and store resets to help with our relentless efforts to grow net sales and profitability this fiscal year."

	Three Months Ended
	June 30,
(unaudited, amounts in thousands, except share and per share data)	2016	2015
Net sales	$423,572	$441,063
Net sales % decrease	(4.0)%	(6.6)%
Comparable store sales % decrease (1)	(3.9)%	(6.3)%
Gross profit as a % of net sales	31.0%	30.5%
SG&A as a % of net sales	25.5%	25.2%
Net advertising expense as a % of net sales	5.4%	5.2%
Depreciation and amortization expense as a % of net sales	1.6%	1.9%
Loss from operations as a % of net sales	(1.5)%	(1.9)%
Net interest expense as a % of net sales	0.2%	0.1%
Net loss	$(7,227)	$(8,755)
Net loss, as adjusted (2)	$(5,742)	$(4,822)
Net loss per diluted share	$(0.26)	$(0.32)
Net loss per diluted share, as adjusted (2)	$(0.21)	$(0.17)
Adjusted EBITDA	$2,016	$4,132
Weighted average shares outstanding—diluted	27,741,261	27,680,209
Number of stores open at the end of period	226	227

(1)	Comprised of net sales at stores in operation for at least 14 full months, including remodeled and relocated stores, as well as net sales for the Company’s e-commerce site.

(2)
Amounts are adjusted to exclude the impact of severance and personnel costs related to organizational changes related to our transformation efforts, consulting expenses paid to outside parties to assist with our transformation efforts, costs associated with our logistics optimization project and debt issuance costs written off with the June 2016 amendment to our Facility. See the attached reconciliation of non-GAAP measures to GAAP measures

HIGHLIGHTS FOR THE FIRST FISCAL QUARTER
Revenue Highlights
The Company's net sales performance for the quarter was driven primarily by a comparable store sales decline. Net sales mix and comparable store sales percentage changes by product category for the three month periods ended June 30, 2016 and 2015 were as follows:

	Net Sales Mix Summary		Comparable Store Sales Summary
	Three Months Ended June 30		Three Months Ended June 30
	2016	2015	2016	2015
Appliances	64%	59%	3.7%	(2.2)%
Consumer electronics (1)	30%	35%	(17.4)%	(14.8)%
Home products (2)	6%	6%	0.3%	12.1%
Total	100%	100%	(3.9)%	(6.3)%

(1)	Primarily consists of televisions, audio, personal electronics, computers and tablets and accessories.

(2)	Primarily consists of furniture and mattresses.
The Company's comparable store sales drivers for the three months ended June 30, 2016 are summarized below:

	Comparable Store Sales	Average Selling Price	Sales Unit Volume
Appliances	3.7%	Decrease	Increase
Consumer electronics (1)	(17.4)%	Decrease	Decrease
Home products (2)	0.3%	Increase	Decrease
Total	(3.9)%

Gross Margin Highlights
The Company's gross profit margin, expressed as gross profit as a percentage of net sales, increased for the three month period ended June 30, 2016 to 31.0% from 30.5% for the comparable prior year period.

•
The Company's increase in gross profit margin for the period was primarily a result of a favorable product sales mix to categories with higher gross margin rates in addition to higher gross margin rates in appliances and home products, partially offset by lower gross profit margin rates in consumer electronics.

Cost Structure Highlights
The Company continues to manage its cost structure to align with its expected sales levels and to keep the Company positioned for EBITDA growth.

•
The decrease in advertising expense of $0.2 million for the first fiscal quarter was due to a reduction of gross advertising spend driven by continued efficiency and effectiveness in our advertising spend.

•	The increase in SG&A as a percentage of net sales to 25.5% from 25.2% for the three month comparable prior year period was primarily a result of:

▪	Increase of 34 basis points in occupancy costs due primarily to increased utility expenses and the deleveraging effect of the sales decline.

▪	Increase of 32 basis points in delivery services primarily due to the increased number of deliveries in all categories due to free delivery promotions.

▪	Increase of 17 basis points in wages primarily due to one time labor costs related to the distribution center consolidation.

▪	Increase of 13 basis points for credit card charge backs.
These increases were partially offset by:

▪	Decrease of 86 basis points for consulting expenses incurred in the prior year to assist in our cost saving initiatives for fiscal 2016.

Teleconference and Webcast
hhgregg will be conducting a conference call to discuss operating results for the three months ended June 30, 2016, on Thursday, August 4, 2016 at 9:00 a.m. (Eastern Time). Our call will be hosted by Robert Riesbeck, our President and CEO and CFO and Lance Peterson, our Director of Finance & Investor Relations.
Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto hhgregg’s website at www.hhgregg.com. The on-line replay will be available for a limited time immediately following the call. The call can also be accessed live over the phone by dialing (877) 304-8963. Callers should reference the hhgregg earnings call.

About hhgregg
hhgregg is an appliance, electronics and furniture retailer that is committed to providing customers with a truly differentiated purchase experience through superior customer service, knowledgeable sales associates and the highest quality product selections. Founded in 1955, hhgregg is a multi-regional retailer currently with 226 stores in 20 states that also offers market-leading global and local brands at value prices nationwide via hhgregg.com.
Forward Looking Statements
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements, including with respect to the Company’s financial performance, ability to manage costs, ability to execute the Company's 2017 initiatives, innovation in the video industry, the impact and amount of non-cash charges, and shifts in the Company’s sales mix. hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg’s expectations are: the ability to successfully execute the Company's strategies and initiatives, particularly in returning the Company to profitable growth; the Company's ability to increase customer traffic and conversion; competition in the retail industry; the Company's ability to maintain a positive brand perception and recognition; the Company's ability to attract and retain qualified personnel; the Company's ability to maintain the security of customer, associate and Company information; rules, regulations, contractual obligations, compliance requirements and fees associated with accepting a variety of payment methods; the Company's ability to effectively achieve cost cutting initiatives; the Company's ability to generate strong cash flows to support its operating activities; the Company's relationships and operations of its key suppliers; the Company's ability to generate sufficient cash flows to recover the fair value of long-lived assets; the Company's ability to maintain and upgrade its information technology systems; the fluctuation of the Company's comparable store sales; the effect of general and regional economic and employment conditions on the Company's net sales; the Company's ability to meet financial performance guidance; disruption in the Company's supply chain; changes in trade regulation, currency fluctuations and prevailing interest rates; and the potential for litigation.
Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for fiscal year 2016 filed May 19, 2016. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact:	Lance Peterson, Director, Finance & Investor Relations
investorrelations@hhgregg.com
(317) 848-8710

HHGREGG, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	June 30, 2016	June 30, 2015
	(In thousands, except share and per share data)
Net sales	$423,572	$441,063
Cost of goods sold	292,063	306,706
Gross profit	131,509	134,357
Selling, general and administrative expenses	108,109	111,104
Net advertising expense	22,869	23,054
Depreciation and amortization expense	6,978	8,369
Loss from operations	(6,447)	(8,170)
Other expense (income):
Interest expense	785	590
Interest income	(5)	(5)
Total other expense	780	585
Loss before income taxes	(7,227)	(8,755)
Income taxes	—	—
Net loss	$(7,227)	$(8,755)
Net loss per share
Basic and diluted	$(0.26)	$(0.32)
Weighted average shares outstanding-basic and diluted	27,741,261	27,680,209
HHGREGG, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(AS A PERCENTAGE OF NET SALES)
(UNAUDITED)

	Three Months Ended
	June 30, 2016	June 30, 2015
Net sales	100.0%	100.0%
Cost of goods sold	69.0	69.5
Gross profit	31.0	30.5
Selling, general and administrative expenses	25.5	25.2
Net advertising expense	5.4	5.2
Depreciation and amortization expense	1.6	1.9
Loss from operations	(1.5)	(1.9)
Other expense (income):
Interest expense	0.2	0.1
Interest income	—	—
Total other expense	0.2	0.1
Loss before income taxes	(1.7)	(2.0)
Income taxes	—	—
Net loss	(1.7)	(2.0)
Certain percentage amounts do not sum due to rounding

HHGREGG, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2016, MARCH 31, 2016 AND JUNE 30, 2015
(UNAUDITED)

	June 30, 2016	March 31, 2016	June 30, 2015
	(In thousands, except share data)
Assets
Current assets:
Cash	$1,214	$3,703	$9,742
Accounts receivable—trade, less allowances of $3, $5 and $13 as of June 30, 2016, March 31, 2016 and June 30, 2015, respectively	17,131	11,106	17,178
Accounts receivable—other	18,672	14,937	16,109
Merchandise inventories, net	292,025	256,559	324,551
Prepaid expenses and other current assets	10,021	6,333	10,229
Income tax receivable	1,107	1,130	5,345
Total current assets	340,170	293,768	383,154
Net property and equipment	85,236	87,472	123,985
Deferred financing costs, net	2,432	1,257	1,661
Deferred income taxes	—	—	7,816
Other assets	3,239	2,855	2,914
Total long-term assets	90,907	91,584	136,376
Total assets	$431,077	$385,352	$519,530
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$145,383	$107,474	$167,108
Line of credit	—	—	—
Customer deposits	54,682	43,235	49,737
Accrued liabilities	49,466	43,370	52,161
Deferred income taxes	—	—	7,816
Total current liabilities	249,531	194,079	276,822
Long-term liabilities:
Deferred rent	56,598	59,101	66,107
Other long-term liabilities	10,381	10,818	10,870
Total long-term liabilities	66,979	69,919	76,977
Total liabilities	316,510	263,998	353,799
Stockholders’ equity:
Preferred stock, par value $.0001; 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2016, March 31, 2016 and June 30, 2015, respectively	—	—	—
Common stock, par value $.0001; 150,000,000 shares authorized; 41,291,415, 41,204,660 and 41,204,660 shares issued; and 27,794,733, 27,707,978 and 27,707,978 outstanding as of June 30, 2016, March 31, 2016, and June 30, 2015, respectively	4	4	4
Additional paid-in capital	304,765	304,325	302,578
Accumulated deficit	(39,974)	(32,747)	13,377
Common stock held in treasury at cost; 13,496,682 shares as of June 30, 2016, March 31, 2016, and June 30, 2015	(150,228)	(150,228)	(150,228)
Total stockholders’ equity	114,567	121,354	165,731
Total liabilities and stockholders’ equity	$431,077	$385,352	$519,530

HHGREGG, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED JUNE 30, 2016 AND 2015
(UNAUDITED)

	Three Months Ended
	June 30, 2016	June 30, 2015
	(In thousands)
Cash flows from operating activities:
Net loss	$(7,227)	$(8,755)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,978	8,369
Amortization of deferred financing costs	135	135
Stock-based compensation	440	898
Excess tax benefit from stock based compensation	126	—
Gain on sales of property and equipment	(63)	(78)
Tenant allowances received from landlords	—	580
Changes in operating assets and liabilities:
Accounts receivable—trade	(6,025)	(5,277)
Accounts receivable—other	(3,735)	46
Merchandise inventories	(35,466)	(67,082)
Income tax receivable	23	(19)
Prepaid expenses and other assets	(4,004)	(3,645)
Accounts payable	44,905	55,081
Customer deposits	11,447	995
Accrued liabilities	6,096	5,438
Deferred rent	(2,503)	(1,848)
Other long-term liabilities	(370)	(1,072)
Net cash provided by (used in) operating activities	10,757	(16,234)
Cash flows from investing activities:
Purchases of property and equipment	(3,910)	(4,304)
Proceeds from sales of property and equipment	4	11
Purchases of corporate-owned life insurance	(68)	(73)
Net cash used in investing activities	(3,974)	(4,366)
Cash flows from financing activities:
Net repayments on inventory financing facility	(7,836)	(59)
Payment of financing costs	(1,436)	—
Net cash used in financing activities	(9,272)	(59)
Net decrease in cash and cash equivalents	(2,489)	(20,659)
Cash and cash equivalents
Beginning of period	3,703	30,401
End of period	$1,214	$9,742
Supplemental disclosure of cash flow information:
Interest paid	$647	$459
Income taxes (received) paid	$(23)	$19
Capital expenditures included in accounts payable	$2,105	$1,352

HHGREGG, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF NET LOSS, AS ADJUSTED AND
DILUTED NET LOSS PER SHARE, AS ADJUSTED,
(UNAUDITED)

	Three Months Ended June 30,
(Amounts in thousands, except share data)	2016	2015
Net loss as reported	$(7,227)	$(8,755)
Non-cash adjustments to net loss:
Severance and personnel costs (1)	674	—
Consulting fees (2)	138	3,933
Other (3)	673	—
Net loss, as adjusted	$(5,742)	$(4,822)
Weighted average shares outstanding – Diluted	27,741,261	27,680,209
Net loss per diluted share as reported	$(0.26)	$(0.32)
Net loss per diluted share, as adjusted	$(0.21)	$(0.17)

(1)	Expenses incurred related to our organizational changes in our transformation efforts.

(2)	Costs paid to outside consultants to assist with the Company's transformation efforts.

(3)	Consists of $0.5 million of costs associated with our logistics optimization project and $0.1 million of deferred amortization fees written off with the June 2016 amendment to our Facility.

HHGREGG, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF EBITDA AND
ADJUSTED EBITDA (UNAUDITED)

	Three Months Ended June 30,
(Amounts in thousands)	2016	2015

Net loss as reported	$(7,227)	$(8,755)
Adjustments:
Depreciation and amortization	6,978	8,369
Interest expense, net	780	585
Income tax expense	—	—
EBITDA	$531	$199
Severance and personnel costs (1)	674	—
Consulting fees (2)	138	3,933
Other (3)	673	—
Adjusted EBITDA	$2,016	$4,132

(1)	Expenses incurred related to our transformation efforts.

(2)	Costs paid to outside consultants to assist with the Company's transformation efforts.

(3)	Consists of $0.5 million of costs associated with our logistics optimization project and $0.1 million of deferred amortization fees written off with the June 2016 amendment to our Facility.

We believe that the non-GAAP measures described above provide meaningful information to assist shareholders in understanding our financial results and assessing our prospects for future performance. Management believes adjusted net loss, adjusted net loss per diluted share, EBITDA and Adjusted EBITDA are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management makes standard adjustments for items such as non-cash asset impairments, consulting fees, severance costs, as well as adjustments for other items that may arise during the period and have a meaningful impact on comparability.
The above information provides reconciliations from net loss, the most comparable financial measure calculated and presented in accordance with accounting principles generally accepted in U.S. (“GAAP”), to non-GAAP financial measures. The Company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the earnings release. The non-GAAP financial measures in the accompanying earnings release may differ from similar measures used by other companies.
EBITDA represents net loss before income tax expense, interest income, interest expense, depreciation and amortization. The Company has presented EBITDA because it considers it an important supplemental measure of its performance and believes it is frequently used by analysts, investors and other interested parties in the evaluation of companies in its industry. Management uses EBITDA as a measurement tool for evaluating its actual operating performance compared to budget and prior periods. EBITDA is not a measure of performance under US GAAP and should not be considered as a substitute for net loss prepared in accordance with GAAP. EBITDA has limitations as an analytical tool, and you should not consider these in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Some of the limitations of EBITDA measures are:

•	EBITDA does not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA does not reflect interest expense or the cash requirements necessary to service interest payments on the Company's debt;

•	EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

•
Although depreciation and amortization are non-cash charges, the asset being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

The Company compensates for these limitations by relying primarily on its GAAP results and using EBITDA only as a supplement.

HHGREGG, INC. AND SUBSIDIARIES
Store Count by Quarter for Fiscal Years 2015, 2016 and 2017
(Unaudited)

	FY2015				FY2016				FY2017
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Beginning Store Count	228	229	228	228	228	227	227	227	226
Store Openings	1	—	—	—	1	—	—	—	—
Store Closings	—	(1)	—	—	(2)	—	—	(1)	—
Ending Store Count	229	228	228	228	227	227	227	226	226
Note: hhgregg, Inc.’s fiscal year is comprised of four quarters ending June 30th, September 30th, December 31st and March 31st.